Exhibit 99.1

For Release

MySize to Exhibit and Host Press Conference at CES 2017 in Las Vegas

Program will include a market launch, demonstrations and contests

Airport City, Israel, December 6, 2016 --- MySize Inc. (NASDAQ: MYSZ;TASE: MYSZ), developer of unique measurement technology applications for Smartphones, announced today that it will host a press conference at CES 2017 in Las Vegas on January 5, 2017 at 2:30 p.m. at booth number 51045, located at the Israeli Pavilion. The program will include a market launch, demonstrations and contests. Attendees are requested to have their smartphones in hand.

“We are very enthusiastic to exhibit at CES and to host a press conference. Our program will not only be informative, it will also be interactive and fun. We look forward to launching a new product and demonstrating how MySize products can save shoppers and shippers time and money by choosing the right size, the first time, every time,” said MySize Inc. CEO Mr. Ronen Luzon.

Click here to view the video invitation to the MySize Inc. CES press conference.

About MySize Inc.

MySize Inc. (TASE: MYSZ) (NASDAQ: MYSZ) has developed a unique measurement technology based on sophisticated algorithms with broad applications including apparel, e-commerce, shipping and parcel measurement.  The technology is driven by several patent-pending algorithms which are able to calculate and record measurements in a variety of novel ways. To learn more about MySize, please visit our website, www.mysizeid.com

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Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" and similar expressions that are intended to identify forward-looking statements.  All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved.  Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections.  Known material factors that could cause actual results to differ materially from those in the forward-looking statements include: an active trading market for our common stock may not develop on NASDAQ; the trading price for our common stock may fluctuate significantly; and the Company will continue to be a "controlled company," as defined under NASDAQ rules, and the interests of our controlling stockholder may differ from those of our public stockholders.  Forward-looking statements also are affected by the risk factors described in the Company's filings with the U.S. Securities and Exchange Commission.  Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Press Contact

Marjie Hadad

MH Communication

+972-54-536-5220

marjierhadad@gmail.com